Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on form F-4 of our report dated December 9, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), relating to the financial statements of Global Crossing (UK) Telecommunications Limited appearing in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Reading, England

July 7, 2005